Exhibit 8

                               VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of May 31, 2004 by and among Retail Technologies International, Inc. a California corporation ("RTI"), Island Pacific Inc., a Delaware corporation ("IPI"), and the undersigned stockholder (the "Stockholder") of IPI.

                                   RECITALS

         A. On March 12, 2004, RTI, IPI, IPI Merger Sub, Inc., a Delaware corporation, and Michael Tomczak and Jeffrey Boone entered into an Agreement and Plan of Reorganization dated as of March 12, 2004 (the "Merger Agreement"), which provides for the merger of the RTI into IPI (the "Merger") in which the shareholders of RTI contemplated exchanging their shares of RTI capital stock for cash and shares of IPI common stock.

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of outstanding capital stock of IPI and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of IPI, all as set forth on the signature page of this Agreement (collectively, the "Shares").

         C. Stockholder acknowledges it is in its best interest that the Merger be consummated.

         D. RTI and IPI would now like to amend the Merger Agreement ("Amended Merger Agreement") so that the RTI shareholders would receive, in exchange for their RTI capital stock, shares of IPI preferred stock that would be convertible into IPI common stock ("Merger Consideration") after IPI amends its certificate of incorporation to increase the authorized number of shares of IPI common stock to 200,000,000 (the "Certificate Amendment").

         E. RTI is willing to enter into the Amended Merger Agreement provided that the Stockholder agrees to vote its Shares to adopt the Certificate Amendment, the Amended Merger Agreement, and the transactions contemplated thereby.

         F. In consideration of the execution of the Merger Agreement by RTI, Stockholder is willing to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of IPI acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and desires to vote the Shares and any other such shares of capital stock of IPI so as to facilitate the consummation of the Merger.

NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Agreement to Retain Shares.

                  (a) Transfer and Encumbrance. Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to transfer, sell, exchange, pledge (except as may be specifically required by law or court order) or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or any New Shares (as defined in Section 1(b) hereof), or to make any offer or agreement relating thereto, without the prior written consent of RTI, unless each person to which any Shares or New Shares, or any interest in such Shares or New Shares, is or may be transferred shall have: (i) executed a counterpart of this Agreement; and (ii) agreed to hold such Shares or New Shares (or such interest in such Shares or New Shares) subject to all of the terms and provisions of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the meeting of the stockholders of IPI at which the IPI stockholders approve the Certificate Amendment, (ii) if the Stockholder is an employee of IPI, the date that the Stockholder ceases to be an employee of IPI, or (iii) September 15, 2004.

                  (b) New Shares. Stockholder agrees that any shares of capital stock of IPI that Stockholder purchases, or with respect to which Stockholder otherwise acquires beneficial ownership, after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of IPI ("New Shares"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of IPI called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of IPI with respect to any of the following, Stockholder shall vote the Shares and any New Shares (to the extent any such New Shares may be voted), and, to the extent applicable, cause holders of record of such Stockholder's Shares or New Shares to vote:

                  (a) in favor of adoption of the Amended Merger Agreement and approval of the Merger and the transactions contemplated thereby; and

                  (b) in favor of adoption of the Certificate Amendment.
This agreement is intended to bind Stockholder only with respect to the specific matters set forth herein and shall not restrict the Stockholder from voting the Shares and any New Shares on matters other than as set forth in this Section 2. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2.

         3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to IPI an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law until the Expiration Date, covering the total number of Shares and New Shares of capital stock of IPI beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder as set forth therein.

         4. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to RTI as follows:

                  (a) Stockholder is the beneficial owner of the Shares, with full power to vote or direct the voting of the Shares.

                  (b) Except to the extent provided herein, as of the date hereof the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

                  (c) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement.

         5. Additional Documents. RTI, Stockholder and IPI hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

         6. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         7. Legending of Shares. If so requested by RTI, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of
Section 1 hereof, Stockholder agrees that Stockholder will not transfer the Shares or any New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

         8. Miscellaneous.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned or waived by any of the parties without the prior written consent of the other parties.

                  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto. Any amendment effected in accordance with this Section 8(c) shall be binding on the parties and their respective successors and assigns.

                  (d) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. Any amendment effected in accordance with this Section 8(d) shall be binding on the parties and their respective successors and assigns.

                  (e) Specific Performance; Injunctive Relief. The parties acknowledge that the parties may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the non-breaching parties upon any such violation, the non-breaching parties may have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the non-breaching parties at law or in equity.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to RTI:                 Retail Technologies International, Inc.
                           2330 East Bidwell Street, Suite 110
                           Folsom, CA 95630
                                    Attn:  Mike Tomczak

         With a copy to:            Morrison & Foerster, LLP
                                    400 Capitol Mall, Suite 2600
                                    Sacramento, CA  95814
                                    Attn:  Christopher L. Russell
                                    Facsimile No.: (916) 448-3222

         If to IPI:                 Island Pacific, Inc.
                                    19800 MacArthur Blvd., Suite 1200
                                    Irvine, California  92612

With a copy to:            Solomon Ward Seidenwurm & Smith, LLP
                           401 B Street, Suite 1200
                           San Diego, California  92101
                           Attn: Harry J. Proctor, Esq.
                                    Facsimile:  (619) 231-4755

If to Stockholder:         To the address for notice set forth on the
                           signature page hereof.

                  (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (h) Attorneys' Fees and Expenses. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by either party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                  (i) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (k) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


                 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


RETAIL TECHNOLOGIES
INTERNATIONAL, INC.                             Stockholder:



By: /s/ Michael Tomczak                          /s/ P.L. Stobart
   --------------------------------             --------------------------------
                                                Signature

Name:  Michael Tomczak
     ------------------------------

Title: Chief Executive Officer
     ------------------------------
                                                Print Name:  Paul L. Stobart,
                                                Director of The Sage Group plc
ISLAND PACIFIC, INC.                            Address:
                                                The Sage Group plc
By: /s/ Ran Furman                              Benton Park Road
   --------------------------------             Newcastle upon Tyne NE7 7LZ, UK

Name:   Ran Furman
     ------------------------------

Title:  Chief Financial Officer
       ----------------------------



                                                Company Capital Stock
                                                ---------------------
                                                     Common Stock:
                                                                  --------------

                                                     Preferred Stock:
                                                                  --------------
                                                     Options to Purchase
                                                     Common Stock:
                                                                  --------------

                                   EXHIBIT A

                              PROXY TO VOTE STOCK
                            OF ISLAND PACIFIC, INC.


         The undersigned stockholder of Island Pacific Inc., a Delaware corporation ("IPI"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints Ran Furman, Tricia Skoda and Michael Tomczak, each an officer of IPI, and each of them individually, and any successor in any office of IPI held by either of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of IPI that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of IPI issued, issuable, exchanged or exchangeable in respect thereof on or after the date hereof (collectively, the "Securities") in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of IPI as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities until after the Expiration Date (as defined below).


         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of May 31, 2004, by and among Retail Technologies International, Inc. a California corporation ("RTI"), Island Pacific Inc., and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of RTI and IPI entering into that certain Amended Merger Agreement dated as of the date hereof (the "Amended Merger Agreement") by and among RTI, IPI, IPI Merger Sub, Inc., a Delaware corporation, and Michael Tomczak and Jeffrey Boone. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the meeting of the stockholders of IPI at which the IPI stockholders approve the Certificate Amendment or (ii) December 31, 2004.


         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of IPI, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting:

                  (a) in favor of adoption of the Amended Merger Agreement and approval of the Merger and the transactions contemplated thereby; and

                  (b) in favor of adoption of the Certificate Amendment.

           The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Securities on all other matters. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


         Dated:  May 31, 2004

                                THE SAGE GROUP PLC

                                /s/ P.L. Stobart
                                -----------------------------------------------
                                        (Signature of Stockholder)

                                Paul L. Stobart, director of The Sage Group plc
                                -----------------------------------------------
                                        (Print Name of Stockholder)


                                Company Capital Stock
                                ---------------------

                                Common Stock:
                                             ----------------------------------

                                Preferred Stock:
                                                -------------------------------

                                Options to Purchase
                                Common Stock:
                                             ----------------------------------